Exhibit 99.1

Sage Therapeutics Announces Proposed Public Offering of Common Stock

CAMBRIDGE, Mass., February 25, 2019 – Sage Therapeutics (NASDAQ: SAGE), a clinical-stage biopharmaceutical company developing novel medicines to treat life-altering central nervous system (CNS) disorders, today announced that it has commenced an underwritten public offering of $500,000,000 of its common stock. Sage also intends to grant the underwriters a 30-day option to purchase up to an additional $75,000,000 of its common stock offered in the public offering. All shares in the offering are to be sold by Sage.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by Sage pursuant to an automatically effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC) on December 18, 2018. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained by contacting one of the following: Goldman Sachs & Co. LLC, at Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 866-471-2526, by facsimile at 212-902-9316 or by e-mail at prospectusgroup-ny@ny.email.gs.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 866-803-9204. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Sage Therapeutics

Sage Therapeutics is a clinical-stage biopharmaceutical company committed to developing novel medicines to transform the lives of patients with life-altering CNS disorders. Sage’s lead product candidate, ZULRESSO™ (brexanolone) injection, has completed Phase 3 clinical development for postpartum depression and a New Drug Application is currently under review with the U.S. Food and Drug Administration. Sage is developing a portfolio of novel product candidates targeting critical CNS receptor systems, including SAGE-217, which is in Phase 3 development in major depressive disorder and postpartum depression.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the anticipated public offering of shares. These forward-looking statements are based on the current expectations of our management team as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, market risks and risks associated with our ability to satisfy customary closing conditions related to the proposed offering. These and other risks are discussed in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K, filed on February 19, 2019, and our periodic reports on Form 10-Q and Form 8-K, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Investor Contact:	Media Contact:
Paul Cox	Maureen L. Suda
617-299-8377	585-355-1134
paul.cox@sagerx.com	maureen.suda@sagerx.com